AMENDMENT AGREEMENT

This Amendment Agreement dated as of November 21, 2007 (this “Amendment”) is among (i) THE WILLIAMS COMPANIES, INC., a Delaware corporation (“TWC”), WILLIAMS PARTNERS L.P., a Delaware limited partnership (“MLP”), NORTHWEST PIPELINE GP, a Delaware general partnership (“NWP”), TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation (“TGPL”, and together with TWC, MLP and NWP, the “Borrowers” and each, a "Borrower”), (ii) the banks, financial institutions and other institutional lenders (“Banks”) that are parties to the Credit Agreement dated as of May 1, 2006 (the “Credit Agreement”) among the Borrowers, the Banks, CITIBANK, N.A., BANK OF AMERICA, NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, N.A. (each, an “Issuing Bank", and collectively, the "Issuing Banks”), and CITIBANK, N.A., as administrative agent (the “Agent”) under the Credit Agreement, (iii) the Agent, and (iv) the Issuing Banks. In consideration of the mutual promises contained herein, the Borrowers, the Banks, the Agent and the Issuing Banks agree as set forth herein.

WHEREAS, TWC intends to form a Delaware master limited partnership (“Pipe MLP”), and to transfer all or a portion of the assets or Equity Interests of NWP and TGPL to Pipe MLP (the "Dropdown”) and TWC desires to remove MLP as a Borrower under the Credit Agreement;

WHEREAS, the Dropdown is not permitted under the terms of the Credit Agreement;

WHEREAS, the Agent and the Banks desire to permit the Dropdown, subject to the terms of this Amendment;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

Section 1.1. Recitals. The first paragraph of the Credit Agreement is hereby amended in its entirety as follows:

This Credit Agreement dated as of May 1, 2006 (as may be further amended, modified, supplemented, renewed, extended or restated from time to time, this “Agreement”), is by and among THE WILLIAMS COMPANIES, INC., a Delaware corporation (“TWC”), NORTHWEST PIPELINE GP, a Delaware general partnership (“NWP”), TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation (“TGPL”), the Banks, CITIBANK, N.A., BANK OF AMERICA, NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, N.A. (each, an “Issuing Bank”), and CITIBANK, N.A., as administrative agent (together with any successor agent appointed pursuant to Article VII, the “Agent”). In consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.2. Section 1.1.

(a) The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

"Applicable Margin” means, for any Borrower, as to any Eurodollar Rate Advance or Base Rate Advance to such Borrower, the rate per annum set forth in the table on Schedule IV opposite the heading “Applicable Margin” (for the relevant Type of Advance) for the relevant Rating Category applicable to such Borrower. The Applicable Margin determined pursuant to this definition for any Eurodollar Rate Advance or Base Rate Advance, as applicable, for any Borrower shall change when and as the relevant Rating Category applicable to such Borrower changes.

"Borrowers” means (a) TWC, (b) until the earlier of (i) the date on which TGPL delivers to the Agent a certificate requesting that it be removed as a Borrower and (ii) the date on which TGPL becomes an MLP Entity, TGPL and (c) until the earlier of (i) the date on which NWP delivers to the Agent a certificate requesting that it be removed as a Borrower and (ii) the date on which NWP becomes an MLP Entity, NWP.

"Consolidated Net Worth” of any Person means the Net Worth of such Person and its Consolidated Subsidiaries on a Consolidated basis plus the Designated Minority Interests, if applicable, to the extent not otherwise included. As used in this definition, “Designated Minority Interests” means, as of any date of determination, the total value, determined in accordance with GAAP, of the minority interests in Subsidiaries of TWC (other than the MLP Entities) to the extent such minority interests are owned by Persons other than TWC and its Consolidated Subsidiaries; provided that any minority interest for which TWC or any of its Subsidiaries has an obligation to repurchase shall not be included in “Designated Minority Interests”.

"Credit Documents” means this Agreement, the Pipeline Holdco Guaranty, the Letter of Credit Documents, each Letter of Credit, each Note, each Notice of Letter of Credit, each Notice of Revolving Credit Borrowing, any security agreement or pledge delivered in order to comply with Section 2.5(c), Section 5.2(m) or Section 6.2 and each document that amends, waives or otherwise modifies any Credit Document, in each case at any time executed or delivered to the Agent, any Issuing Bank or any Bank in connection herewith.

"ERISA Affiliate” of any Credit Party means any trade or business (whether or not incorporated) which is a member of a group of which such Credit Party is a member and which is under common control or is treated as a single employer with such Credit Party within the meaning of Section 414 of the Code and the regulations promulgated thereunder, provided that the MLP Entities are not ERISA Affiliates for any purpose of this Agreement.

"Events of Default” has the meaning specified in Section 6.1. For purposes of clause (i) of the definition herein of “Interest Period”, Section 2.14, Section 6.1 and Section 6.2, an Event of Default exists as to a particular Borrower if such Event of Default exists wholly or in part as a result of any event, condition, action, inaction, representation or other matter of, by or otherwise directly or indirectly pertaining to such Borrower or any Subsidiary of such Borrower (other than an MLP Entity). Without limiting the foregoing and for purposes of further clarification, it is agreed that inasmuch as each of TGPL and NWP is a Subsidiary of TWC (but not an MLP Entity), any Event of Default that exists as to either of TGPL or NWP also exists as to TWC.

"Existing Assets” means all assets owned on the Effective Date by TWC or by any of its Subsidiaries (other than the MLP Entities or the Non-Recourse Subsidiaries); provided that any assets that are owned by an entity that becomes an MLP Entity after the Effective Date shall cease to be Existing Assets when such entity becomes an MLP Entity.

"Material Adverse Effect” means (i) in respect of TGPL and NWP, so long as it is a Borrower, a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of such Borrower and its Subsidiaries (other than the MLP Entities) taken as a whole, or (b) the ability of such Borrower and its Subsidiaries (other than the MLP Entities), taken as a whole, to perform their obligations under any Credit Document taken as a whole, and (ii) in the case of TWC, a material adverse effect on (x) the business, assets, operations or condition, financial or otherwise, of TWC and its Subsidiaries (other than the MLP Entities) taken as a whole, or (y) the ability of TWC and its Subsidiaries (other than the MLP Entities), taken as a whole, to perform their obligations under any Credit Document taken as a whole.

"Material Subsidiary” of any Borrower means (i) each Subsidiary of such Borrower that itself (on an unconsolidated, stand alone basis) owns in excess of 10% of the book value of the Consolidated assets of such Borrower and its Consolidated Subsidiaries, and (ii) each Subsidiary of such Borrower that is a Credit Party; provided that the MLP Entities, the Non-Recourse Subsidiaries, and the International Subsidiaries are not Material Subsidiaries for any purpose of this Agreement.

"MLP” means Williams Partners L.P., a Delaware limited partnership.

"Net Worth” of any Person means, as of any date of determination, the excess of total assets of such Person (plus all non-cash losses resulting from the write-down or disposition of assets of such Person after December 31, 2005) over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with GAAP; provided that for purposes of calculating Net Worth of TWC, (i) total liabilities shall not include any obligations of Non-Recourse Subsidiaries in respect of Non-Recourse Debt or any Debt of the MLP Entities, and (ii) total assets shall not include any assets that secure any Non-Recourse Debt or any assets of any Non-Recourse Subsidiary; provided further that for purposes of calculating the Net Worth of any Person, Net Worth shall be adjusted to exclude any item constituting the cumulative effect of a change in accounting principles related to accounting for pensions.

"Non-Pipeline TWC Group” means TWC and its Subsidiaries, excluding the Pipeline Entities.

"NWP” means Northwest Pipeline GP, a Delaware general partnership.

"Pipeline Entity” means Pipeline Holdco and each Subsidiary of Pipeline Holdco, except for the MLP Entities.

"Pipeline Groups” means (i) until such Person becomes an MLP Entity, NWP and its Subsidiaries, (ii) until such Person becomes an MLP Entity, TGPL and its Subsidiaries and (iii) Pipeline Holdco and its Subsidiaries (other than NWP, TGPL and their respective Subsidiaries and any MLP Entities).

"Related Party” of any Person means any other Person of which more than 10% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such other Person or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such first Person or which owns at the time directly or indirectly more than 10% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such first Person or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such first Person shall or might have voting power upon the occurrence of any contingency); provided that (i) no Person that is part of the Non-Pipeline TWC Group shall be considered to be a Related Party of any other Person that is part of the Non-Pipeline TWC Group and (ii) no Person that is a part of a Pipeline Group shall be considered to be a Related Party of any other Person that is a part of the same Pipeline Group.

"Sale and Leaseback Transaction” of any Person means any arrangement entered into by such Person or any Subsidiary of such Person (other than an MLP Entity), directly or indirectly, whereby such Person or any Subsidiary of such Person (other than an MLP Entity) shall sell or transfer any property (other than the property listed on Schedule XI), whether now owned or hereafter acquired to any other Person (a “Transferee”), and whereby such first Person or any Subsidiary of such first Person (other than an MLP Entity) shall then or thereafter rent or lease as lessee such property or any part thereof or rent or lease as lessee from such Transferee or any other Person other property which such first Person or any Subsidiary of such first Person (other than an MLP Entity) intends to use for substantially the same purpose or purposes as the property sold or transferred.

"Specified Obligations” means (i) any obligation under any bid, tender, trade contract, lease, government contract, surety bond, appeal bond, performance bond or return of money bond referred to in paragraph (e) of Schedule IX-2 and (ii) any obligation under a loan or production payment referred to in paragraph (p) of Schedule IX-2.

"Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not, at the time, Equity Interests of any other class or classes of such corporation shall have or might have voting power upon the occurrence of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Equity Interests whether by proxy, agreement, operation of Law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner; provided that the MLP Entities are not Subsidiaries for any purpose of Article V or VI.

(b) The definitions of “EBITDA”, “EBITDA Interest Expense”, "Guaranties”, “Interest Expense”, “Pipeline Borrower”, “Trading Book”, “Trading Book Termination Date” and “TWC Guaranty”, set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.

(c) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

"Control” and “Controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"MLP Entities” means MLP, Pipe MLP, their respective Subsidiaries and, at any time when any equity interests in Wamsutter LLC are owned by any of such entities, Wamsutter LLC. For purposes of this definition, a Person shall be considered to be a “Subsidiary” of an MLP Entity when a majority of the interests in the profits or capital thereof is owned by an MLP Entity.

"Pipe MLP” means a to be formed Delaware master limited partnership to which equity interests in NWP, TGPL, Gulfstream and/or other entities may be transferred.

"Pipe MLP Agreement” means the Agreement of Limited Partnership of the Pipe MLP, as such agreement may be amended or restated from time to time.

Section 1.3. Section 2.2(a)(3). Section 2.2(a)(3) of the Credit Agreement is hereby amended in its entirety as follows:

(3) The Issuing Bank issuing any Letter of Credit may specify therein whether such Letter of Credit will be subject to the International Standby Practices, the Uniform Customs and Practices or other practices. A Letter of Credit will be deemed to be issued at the request of (i) NWP, if NWP gives the Notice of Letter of Credit in respect of such Letter of Credit, (ii) TGPL, if TGPL gives the Notice of Letter of Credit in respect of such Letter of Credit, and (iii) TWC, if neither NWP nor TGPL gives the Notice of Letter of Credit in respect of such Letter of Credit.

Section 1.4. Section 2.4. Section 2.4 of the Credit Agreement is hereby amended by replacing the ultimate sentence thereof with the following:

When TGPL ceases to be a Borrower, the Revolving Credit Commitments for TGPL shall be terminated, TGPL shall repay all Obligations owing by TGPL and all Letters of Credit issued at the request of TGPL shall be terminated or TGPL shall provide cash collateral to the Agent in an amount equal to the undrawn face amount of such Letters of Credit. When NWP ceases to be a Borrower, the Revolving Credit Commitments for NWP shall be terminated, NWP shall repay all Obligations owing by NWP and all Letters of Credit issued at the request of NWP shall be terminated or NWP shall provide cash collateral to the Agent in an amount equal to the undrawn face amount of such Letters of Credit.

Section 1.5. Section 2.18. Section 2.18 of the Credit Agreement is hereby amended by replacing the ultimate sentence thereof with the following:

Furthermore, without limitation of the foregoing and notwithstanding anything in this Agreement or implied by law to the contrary, no MLP Entity shall have any obligation to cause any Credit Party to take or refrain from taking any action pursuant to this Agreement and shall have no responsibility for, or liability as a result of, any action taken or not taken by any Credit Party pursuant to this Agreement.

Section 1.6. Section 3.2(a). The proviso in Section 3.2(a) of the Credit Agreement is hereby amended in its entirety as follows:

provided that if such Borrower is NWP or TGPL, such representations and warranties are made by such Borrower only with respect to such Borrower and its Subsidiaries and those representations and warranties referred to above not made by such Borrower are deemed made by TWC;

Section 1.7. Section 4.1(a). Section 4.1(a) of the Credit Agreement is hereby amended by replacing “the State of Delaware” with “its state of formation”.

Section 1.8. Section 4.1(e). Section 4.1(e) of the Credit Agreement is hereby amended by deleting subsection (iv) thereof, and amending subsections (ii) and (iii) in their entirety as follows:

(ii) With respect to each Revolving Credit Borrowing or issuance or increase in the amount of any Letter of Credit and each Added L/C Effective Date on or prior to the date that NWP ceases to be a Borrower only, the Consolidated balance sheet of NWP and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of NWP and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the Consolidated financial condition of NWP and its Subsidiaries as at such date and the Consolidated results of operations of NWP and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the date hereof only, from December 31, 2005 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of NWP and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.

(iii) With respect to each Revolving Credit Borrowing or issuance or increase in the amount of any Letter of Credit and each Added L/C Effective Date on or prior to the date that TGPL ceases to be a Borrower only, the Consolidated balance sheet of TGPL and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of TGPL and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the Consolidated financial condition of TGPL and its Subsidiaries as at such date and the Consolidated results of operations of TGPL and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the date hereof only, from December 31, 2005 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of TGPL and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.

Section 1.9. Section 4.1(f). Section 4.1(f) of the Credit Agreement is hereby amended by deleting the parenthetical therein.

Section 1.10. Section 4.1(j). The proviso in Section 4.1(j) of the Credit Agreement is hereby amended in its entirety as follows:

; provided that none of MLP Entities shall be considered to be a “Subsidiary” for purposes of this Section 4.1(j).

Section 1.11. Section 4.1(k). The first sentence of Section 4.1(k) of the Credit Agreement is hereby amended by deleting “or in the case of representations by the MLP only, as set forth in any of its filings with the Securities and Exchange Commission”.

Section 1.12. Section 5.1. The introductory paragraph of Section 5.1 of the Credit Agreement is hereby amended by deleting the parenthetical therein.

Section 1.13. Sections 5.1(b)(ii) and (iii). Sections 5.1(b)(ii) and (iii) of the Credit Agreement are hereby amended by deleting “if such Borrower is TWC, NWP or TGPL” from each of such Sections.

Section 1.14. Section 5.1(k). A new Section 5.1(k) of the Credit Agreement is hereby added as follows:

(k) MLP Entities. (i) Until the Pipeline Holdco Release Date, in the case of Pipeline Holdco, Control the general partner of Pipe MLP and (ii) in the case of TWC, Control the general partner of MLP and after the Pipeline Holdco Release Date, Pipe MLP.

Section 1.15. Section 5.2. The introductory paragraph of Section 5.2 of the Credit Agreement is hereby amended by deleting the first parenthetical therein.

Section 1.16. Section 5.2(a). The proviso in Section 5.2(a) of the Credit Agreement is hereby amended in its entirety as follows:

; provided further that this Section 5.2(a) shall not prohibit (x) Liens on Equity Interests in, or assets of, Gulfstream or (y) Liens on Equity Interests in MLP if such Liens secure only Debt or Specified Obligations of MLP, the general partner of MLP or the direct owner of such general partner or (z) Liens on Equity Interests in Pipe MLP if such Liens secure only Debt or Specified Obligations of Pipe MLP, the general partner of Pipe MLP or the direct owner of such general partner.

Section 1.17. Section 5.2(b)(i). Section 5.2(b)(i) of the Credit Agreement is hereby amended in its entirety as follows:

(i) In the case of TWC, permit the ratio of (A) the aggregate amount of Consolidated Debt (without duplication) of TWC and its Consolidated Subsidiaries (excluding Debt of the MLP Entities) to (B) the sum of the Consolidated Net Worth of TWC plus the aggregate amount of Consolidated Debt (without duplication) of TWC and its Consolidated Subsidiaries (excluding Debt of the MLP Entities) to exceed, on the last day of any Fiscal Quarter of TWC ending after December 31, 2005, 0.65 to 1.00;

Section 1.18. Section 5.2(b)(iii). Section 5.2(b)(iii) of the Credit Agreement is hereby amended in its entirety as follows:

(iii) In the case of TWC, create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Debt at any time, if after giving effect to such Debt, the ratio of (A) the aggregate amount of Consolidated Debt (without duplication) of TWC and its Consolidated Subsidiaries (excluding Debt of the MLP Entities) to (B) the sum of the Consolidated Net Worth of TWC as of the end of the Fiscal Quarter of TWC most recently ended prior to such time for which the appropriate financial information is available (adjusted, at TWC’s option, to give effect, in accordance with GAAP, to all material asset acquisitions and dispositions by TWC and its Consolidated Subsidiaries (other than the MLP Entities) since the end of such Fiscal Quarter) plus the aggregate amount of Consolidated Debt (without duplication) of TWC and its Consolidated Subsidiaries (excluding Debt of the MLP Entities) would exceed at such time 0.65 to 1.00; and

Section 1.19. Section 5.2(c). Section 5.2(c) of the Credit Agreement is hereby deleted in its entirety.

Section 1.20. Section 5.2(d). Section 5.2(d) of the Credit Agreement is hereby amended in its entirety as follows:

(d) Merger and Sale of Assets. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit Pipeline Holdco to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, except that this Section 5.2(d) shall not prohibit (i) any merger or consolidation by any Borrower or by Pipeline Holdco with any Person that is not a Credit Party, if such Borrower (or Pipeline Holdco, as the case may be, in a merger or consolidation not involving a Borrower) is the surviving entity, (ii) any merger or consolidation by TGPL or NWP with or into any MLP Entity or any transfer of all or substantially all of its assets by TGPL, NWP or Pipeline Holdco to any MLP Entity or (iii) any sale, transfer or other disposition of any asset permitted under Section 5.2(i).

Section 1.21. Section 5.2(e). Section 5.2(e) of the Credit Agreement is hereby amended by deleting the “and” before subsection (6) thereof and adding the word “and” and the following new subsection (7) at the end thereof:

(7) encumbrances or restrictions on any Subsidiary that is owned in part by an MLP Entity.

Section 1.22. Section 5.2(f). Section 5.2(f) of the Credit Agreement is hereby amended in its entirety as follows:

(f) Maintenance of Ownership of Certain Subsidiaries. (i) Sell, issue, transfer or otherwise dispose of, or create, assume, incur or suffer to exist any Lien (other than Limited Permitted Liens) on or in respect of, or permit any of its Subsidiaries to sell, issue, transfer or otherwise dispose of or create, assume, incur or suffer to exist any Lien (other than Limited Permitted Liens) on or in respect of, any Equity Interest in or Hybrid Security issued by, or any direct or indirect interest in any Equity Interest in or Hybrid Security issued by, Pipeline Holdco, NWP or TGPL, other than sales, transfers or other dispositions of Equity Interests of NWP and TGPL to any MLP Entity, or (ii) sell, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, transfer or otherwise dispose of, all or substantially all of RMT or all or substantially all of the assets of RMT; provided that clause (ii) of this Section 5.2(f) shall not prohibit the sale, transfer or other disposition of the Equity Interests in RMT to TWC or any Wholly-Owned Subsidiary of TWC if, but only if, (x) there shall not exist or result a Default or Event of Default and (y) in the case of each sale, transfer or other disposition referred to in this proviso, such sale, transfer or other disposition could not reasonably be expected to impair materially the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document and each Credit Party shall continue to exist.

Section 1.23. Section 5.2(h). Section 5.2(h)(iv) of the Credit Agreement is hereby amended in its entirety and a new subsection (v) is added as follows:

(iv) any sale to, purchase from, extension of credit to, payment of services rendered by or any other transaction (I) between any MLP Entity and one or more Related Parties of any MLP Entity (other than a Credit Party), if such sale, purchase, extension of credit, payment or transaction is made or completed in compliance with the terms and provisions of the MLP Agreement or the Pipe MLP Agreement, as applicable, or (II) between any MLP Entity and one or more Credit Parties, if (a) such sale, purchase, extension of credit, payment or transaction is made or completed in compliance with the terms and provisions of the MLP Agreement or the Pipe MLP Agreement, as applicable, and (b) such sale, purchase, extension of credit, payment or transaction is on terms and conditions reasonably fair in all material respects to the other Credit Parties party thereto in the good faith judgment of such other Credit Parties, or (v) any transfer of Equity Interests in Gulfstream, NWP, TGPL or any of their Subsidiaries to any MLP Entity.

Section 1.24. Section 5.2(i). The last proviso in Section 5.2(i) of the Credit Agreement is hereby amended in its entirety as follows:

; provided, that this Section 5.2(i) shall not apply to any sale, transfer or other disposition (A) of assets or Equity Interests to any MLP Entity, (B) of assets by any Non-Recourse Subsidiary or International Subsidiary, (C) of assets that is part of a Sale and Leaseback Transaction permitted by Section 5.2(q) or (D) of any Equity Interest in or assets of Gulfstream or any of its Subsidiaries.

Section 1.25. Section 5.2(k). Section 5.2(k) of the Credit Agreement is hereby amended in its entirety as follows:

(k) Pipeline Expenditures. In the case of either NWP or TGPL for so long as such Person is a Subsidiary of TWC, make, or permit any Subsidiary of such Person to make, any expenditure except (i) expenditures within the principal business lines of such Person on the Effective Date and (ii) expenditures in other businesses reasonably related to such principal business lines so long as the aggregate expenditures in such other businesses pursuant to this clause (ii) are not a material portion of the aggregate expenditures by such Person and its Subsidiaries pursuant to clauses (i) and (ii) of this sentence.

Section 1.26. Section 5.2(l). The proviso in Section 5.2(l) of the Credit Agreement is hereby amended in its entirety as follows:

; provided, that, notwithstanding the foregoing, (A) for so long as such Person is a Subsidiary of TWC, whether or not an Event of Default exists, TGPL and NWP shall be permitted to pay dividends to Pipeline Holdco to permit Pipeline Holdco to (x) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $2,000,000 in any fiscal year, (y) (and Pipeline Holdco shall be permitted to) pay dividends to TWC to pay the corporate overhead and administration expenses allocated (in a manner consistent with past practices) to Pipeline Holdco, TGPL, NWP and their Subsidiaries, and (z) pay any taxes which are due and payable by Pipeline Holdco, TGPL and NWP as part of a consolidated group and (B) at any time when NWP and TGPL are owned in part by any MLP Entity, each of NWP and TGPL shall be permitted to declare or pay dividends, return any capital or make other distributions to, or purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding from, each owner of Equity Interests of such Person based on their relative ownership interests of the relevant class of Equity Interests provided that no Event of Default as to such Person has occurred and is continuing or would result therefrom.

Section 1.27. Section 5.2(p). Section 5.2(p) of the Credit Agreement is hereby amended in its entirety as follows:

(p) MLP or Pipe MLP Ownership of Credit Parties. In the case of TWC, permit any MLP Entity to own any direct or indirect interest in any Equity Interest in, or Hybrid Security issued by, Pipeline Holdco.

Section 1.28. Section 6.1. The introductory paragraph of Section 6.1 of the Credit Agreement is hereby amended by deleting the parenthetical therein.

Section 1.29. Section 6.1(k). Section 6.1(k) of the Credit Agreement is hereby deleted in its entirety.

Section 1.30. Schedule III. Schedule III to the Credit Agreement is amended in its entirety with Schedule III attached to this Amendment.

Section 1.31. Exhibit F. Exhibit F to the Credit Agreement is deleted in its entirety.

Section 2. Termination of Revolving Credit Commitments. The Revolving Credit Commitments for MLP shall be terminated effective as of the date of this Amendment. On the date of this Amendment, MLP shall have repaid all Obligations owing by MLP and all Letters of Credit issued at the request of MLP shall have been terminated.

Section 3. Miscellaneous.

Section 3.1. Amendments, Etc. No amendment or waiver of any provision of this Amendment, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless effected in accordance with Section 8.1 of the Credit Agreement.

Section 3.2. Governing Law. This Amendment and the Credit Agreement as amended hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.3. Preservation. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Credit Agreement, any Credit Document or any other document executed in connection with or pursuant to the Credit Agreement remain in full force and effect. Capitalized terms used herein that are not defined herein and are defined in the Credit Agreement, as amended hereby, are used herein as defined in the Credit Agreement, as amended hereby. Each reference to the Credit Agreement in any Credit Document or other document executed in connection with or pursuant to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Section 3.4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 3.5. Representations and Warranties. Each Borrower hereby represents and warrants to the Agent, the Issuing Banks and the Banks that:

(a) the execution, delivery and performance by such Borrower, the performance of the Credit Agreement as amended hereby by such Borrower and the consummation of the transactions contemplated hereby or thereby are within such Borrower’s corporate, limited partnership or limited liability company powers, have been duly authorized by all necessary corporate, limited partnership or limited liability company action, require no material authorization, approval or other action by, or notice to or filing with, any governmental authority or regulatory body, do not contravene (i) such Borrower’s charter, by-laws or formation agreement or (ii) law or any restriction under any material agreement binding on or affecting such Borrower and will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement;

(b) this Amendment has been duly executed and delivered by such Borrower,

(c) this Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity;

(d) the representations and warranties contained in Section 4.1 of the Credit Agreement, as amended hereby, and each of the representations and warranties contained in any other Credit Document, in each case made by such Borrower as to itself and to its Subsidiaries only, are correct in all material respects on and as of the date hereof as though made on and as of the date hereof (unless such representation and warranty speaks solely as of a particular date or a particular period, in which case, as of such date or for such period), and

(e) no event has occurred and is continuing or would result from the transactions contemplated hereby, which constitutes a Default or an Event of Default.

Section 3.6. Bank Credit Decision. Each of the Banks and Issuing Banks acknowledges that it has, independently and without reliance upon the Agent, any Issuing Bank or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein. Each of the Banks and Issuing Banks also acknowledges that it will, independently and without reliance upon the Agent, any Issuing Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Agreement as amended hereby.

Section 3.7. Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) only upon the satisfaction of all of the following conditions precedent:

(a) Execution of (i) this Amendment by each of the Banks, the Agent, the Issuing Banks and the Borrowers and (ii) the Acknowledgment and Consent attached to this Amendment by Pipeline Holdco. Delivery of an executed signature page to this Amendment or the Acknowledgement and Consent by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment or Acknowledgement and Consent, as applicable.

(b) The Borrowers shall have paid all fees and expenses incurred by Agent’s counsel in connection with this Amendment.

Section 3.8. Release of TWC Guaranty. Effective upon the Amendment Effective Date, the Agent and the Banks hereby release and discharge TWC from all present and future obligations and liabilities under the TWC Guaranty.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

THE WILLIAMS COMPANIES, INC.

By:	/s/ Rodney J. Sailor

Name: Title:	Rodney J. Sailor Vice President & Treasurer

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its general partner
By:	/s/ Rodney J. Sailor

Name: Title:	Rodney J. Sailor Treasurer

NORTHWEST PIPELINE GP

By:	/s/ Rodney J. Sailor

Name: Title:	Rodney J. Sailor Assistant Treasurer

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By:	/s/ Rodney J. Sailor

Name: Title:	Rodney J. Sailor Assistant Treasurer

AGENT:

CITIBANK, N.A., as Agent
By:	/s/ Todd Mogil

Todd Mogil Attorney-in-Fact

ISSUING BANKS:

CITIBANK, N.A., as Issuing Bank

By:	/s/ Todd Mogil

Todd Mogil Attorney-in-Fact

BANK OF AMERICA, NATIONAL ASSOCIATION, as Issuing Bank

By: /s/ Ronald E. McKaig Ronald E. McKaig
Senior Vice President

JPMORGAN CHASE BANK, N.A., as Issuing Bank

By:	/s/ Kevin Utsey

Kevin Utsey Authorized Officer

BANKS:

CITIBANK, N.A.

By:	/s/ Todd Mogil

Todd Mogil Attorney-in-Fact

BANK OF AMERICA, NATIONAL ASSOCIATION

By: /s/ Ronald E. McKaig Ronald E. McKaig
Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kevin Utsey

Kevin Utsey Authorized Officer

THE BANK OF NOVA SCOTIA

By:	/s/ Andrew Ostrov

Andrew Ostrov Authorized Officer

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Brian Smith

Brian Smith Vice President

ABN AMRO BANK N.V.

By:	/s/ John D. Reed

John D. Reed Authorized Officer
By:	/s/ Todd D. Vaubel

Todd D. Vaubel Authorized Officer

BANK OF OKLAHOMA, NA

By:	/s/ Bob Mattax

Bob Mattax Authorized Officer

BARCLAYS BANK PLC

By:	/s/ Ann E. Sutton

Ann E. Sutton Associate Director

BAYERISCHE LANDESBANK

By:	/s/ Craig J. Anderson

Craig J. Anderson First Vice President
By:	/s/ Nikolai von Mengden

Nikolai von Mengden

Senior Vice President

BNP PARIBAS

By:	/s/ Larry Robinson

Larry Robinson Director
By:	/s/Betsy Jocher

Betsy Jocher

Director

CALYON NEW YORK BRANCH

By:	/s/ Darrell Stanley

Darrell Stanley Managing Director
By:	/s/ Michael D. Willis

Michael D. Willis Director

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Maria M. Lund

Maria M. Lund Authorized Signatory

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Carol J. E. Feeley

Carol J. E. Feeley Vice President

MIZUHO CORPORATE BANK, LTD.

By:	/s/ David Acosta

David Acosta Authorized Officer
NATIXIS
By:	/s/ Daniel Payer

Daniel Payer Director
By:	/s/ Louis P. Laville, III

Louis P. Laville, III Managing Director

REGIONS BANK

By:
Authorized Officer

ROYAL BANK OF CANADA

By:	/s/ David McCluskey

David McCluskey Authorized Officer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

HOUSTON AGENCY

By:	/s/ Linda Terry

Linda Terry Vice President and Manager

TORONTO DOMINION (TEXAS) LLC

By: /s/ Masood Fikree Masood Fikree

Authorized Signatory

WACHOVIA BANK, N.A.

By:	/s/ Lawrence P. Sullivan

Lawrence P. Sullivan Director

WESTLB AG, NEW YORK BRANCH

By:	/s/ Jonathan Cody

Jonathan Cody Executive Director
By:	/s/ Duncan Robertson

Duncan Robertson Executive Director

ACKNOWLEDGMENT AND CONSENT

To induce the Agent, the Issuing Banks and the Banks to execute the foregoing Amendment, the undersigned Credit Party hereby (a) consents to the execution, delivery and performance of such Amendment Agreement, (b) agrees that (1) neither any Credit Document executed by it nor any obligation of any of the undersigned nor any right or remedy of the Agent, any Issuing Bank or any Bank with respect to any undersigned Credit Party is released or impaired by such Amendment, and (2) this acknowledgment and consent shall not be construed as requiring the consent or agreement of any undersigned Credit Party in any circumstance, and (c) ratifies and confirms all provisions of the Credit Documents executed by it.

WILLIAMS GAS PIPELINE COMPANY, LLC

By:	/s/ Rodney J. Sailor

Name:	Rodney J. Sailor

Title: Assistant TreasurerSCHEDULE III

COMMITMENTS

A. Revolving Credit Commitments

	Revolving Credit	Revolving Credit	Revolving Credit	LC Participation
	Commitment ($) for	Commitment ($) for	Commitment ($) for	Percentage
Banks	TWC	NWP	TGPL	( %)

Citibank, N.A.	$110,000,000	$29,333,336	$29,333,336	7.333334%

Bank of America, National Association	$110,000,000	$29,333,332	$29,333,332	7.333333%

Bank of Nova Scotia	$110,000,000	$29,333,332	$29,333,332	7.333333%

The Royal Bank of Scotland plc	$110,000,000	$29,333,332	$29,333,332	7.333333%

JPMorgan Chase Bank, N.A.	$95,000,000	$25,333,332	$25,333,332	6.333333%

Calyon New York Branch	$95,000,000	$25,333,332	$25,333,332	6.333333%

Merrill Lynch Capital Corporation	$95,000,000	$25,333,332	$25,333,332	6.333333%

Wachovia Bank, N.A.	$95,000,000	$25,333,332	$25,333,332	6.333333%

BNP Paribas	$95,000,000	$25,333,332	$25,333,332	6.333333%

Lehman Commercial Paper Inc.	$70,000,000	$18,666,668	$18,666,668	4.666667%

Toronto Dominion (Texas) LLC	$70,000,000	$18,666,668	$18,666,668	4.666667%

ABN Amro Bank N.V.	$70,000,000	$18,666,668	$18,666,668	4.666667%

Bayerische Landesbank	$70,000,000	$18,666,668	$18,666,668	4.666667%

Royal Bank of Canada	$50,000,000	$13,333,332	$13,333,332	3.333333%

Barclays Bank PLC	$50,000,000	$13,333,332	$13,333,332	3.333333%

Bank of Oklahoma, NA	$50,000,000	$13,333,332	$13,333,332	3.333333%

WestLB AG, New York Branch	$40,000,000	$10,666,668	$10,666,668	2.666667%

Mizuho Corporate Bank, Ltd.	$40,000,000	$10,666,668	$10,666,668	2.666667%

The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency	$25,000,000	$6,666,668	$6,666,668	1.666667%

Natixis	$25,000,000	$6,666,668	$6,666,668	1.666667%

Regions Bank	$25,000,000	$6,666,668	$6,666,668	1.666667%

Total	$1,500,000,000	$400,000,000	$400,000,000	100.0000%

B. Letter of Credit Commitments

Issuing Bank	Letter of Credit Commitment

Citibank, N.A.	$500,000,000

Bank of America, National Association	$500,000,000

JPMorgan Chase Bank, N.A.	$500,000,000

Total	$1,500,000,000